UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	September 17, 2002

ALPHANET SOLUTIONS, INC. (Exact name of registrant as specified in charter)

New Jersey (State or other jurisdiction of incorporation)	0-27042 (Commission File Number)	22-2554535 (I.R.S. Employer Identification Number)

7 Ridgedale Avenue, Cedar Knolls, New Jersey (Address of principal executive offices)	07927 (Zip Code)

Registrant’s telphone number, including area code	(973) 267-0088

Not Applicable (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

           1.     On September 17, 2002, AlphaNet Solutions, Inc. (the “Company”) was notified by Nasdaq that the Company’s common stock has not maintained a minimum market value of publicly held shares of $5 million, as required by Marketplace Rule 4450(a)(2) for continued inclusion on the Nasdaq National Market. The Company may regain compliance by maintaining a minimum market value of publicly held shares of $5 million or greater for a minimum of 10 consecutive trading days by December 16, 2002. In the event that the Company does not regain compliance by such date, the Company will be granted limited additional time to resolve the matter with Nasdaq or may apply to transfer to the Nasdaq SmallCap Market.

                2.     On September 20, 2002, the Company announced that, effective September 23, 2002, the Board of Directors of the Company has authorized the purchase of up to 750,000 of its outstanding common shares. Purchases may be made from time to time through March 23, 2003 in open market or privately negotiated transactions. The Company currently has 6,437,813 common shares outstanding. The acquired shares are to be held in treasury to be used for general corporate purposes.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit No.	Title

99	Press Release dated September 20, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2002	ALPHANET SOLUTIONS, INC. By: WILLIAM S. MEDVE —————————————— William S. Medve Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Title

99	Press Release dated September 20, 2002